UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2012

ORBIT INTERNATIONAL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-3936	11-1826363
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

80 Cabot Court, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (631) 435-8300

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 8, 2012, Orbit International Corp. and its subsidiaries, Behlman Electronics, Inc., Tulip Development Laboratory, Inc. and Integrated Consulting Services, Inc. d/b/a Integrated Combat Systems (collectively, the “Borrowers”) entered into a Credit Agreement (the “Credit Agreement”) with People’s United Bank (the “Bank”) pursuant to which the Borrowers established a committed line of credit of up to $6,000,000 (the “Line of Credit”).  This Line of Credit was used to pay off in full the Borrowers’ obligations to Capital One, N.A. pursuant to a prior credit facility and to provide for the Borrowers’ general working capital needs.

The Line of Credit matures on November 8, 2013 and may be renewed on an annual basis.  Payment of interest on the Line of Credit is due at a rate per annum as follows: (1) variable at the Bank’s prime lending rate plus 0%; and/or (2) 2% over LIBOR for 30, 60 or 90 day LIBOR maturities. The Line of Credit is secured by a first priority security interest in all tangible and intangible assets of the Borrowers located in the United States and Canada.

The Credit Agreement contains customary affirmative and negative covenants and certain financial covenants. Additionally, available borrowing under the Line of Credit is subject to a borrowing base of eligible accounts receivable and inventory. All outstanding borrowings under the Line of Credit are accelerated and become immediately due and payable (and the Line of Credit terminates) in the event of a default, as defined, under the Credit Agreement.

The discussion in this Item 1.01 regarding the Line of Credit is qualified in its entirety by the Credit Agreement, the Line of Credit Note and the Security Agreement attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with entering into the Credit Agreement described under Item 1.01 of this Current Report on Form 8-K, the existing credit agreement for a line of credit of up to $3,000,000 and term loan dated as of March 10, 2009 among the Borrowers and Capital One, N.A. (the “Prior Credit Agreement”), previously described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 16, 2010, was terminated as of November 8, 2012. There was no penalty associated with the termination of the Prior Credit Agreement.

Item 2.03	Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant.

The information set forth in Item 1.01 of this report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1
Credit Agreement, dated as of November 8, 2012, by and among Orbit International Corp., Behlman Electronics, Inc., Tulip Development Laboratory, Inc., Integrated Consulting Services, Inc. d/b/a Integrated Combat Systems and People’s United Bank

10.2
Line of Credit Note, dated as of November 8, 2012, payable by Orbit International Corp., Behlman Electronics, Inc., Tulip Development Laboratory, Inc. and Integrated Consulting Services, Inc. d/b/a Integrated Combat Systems to the order of People’s United Bank

10.3
Security Agreement, dated as of November 8, 2012, by and among Orbit International Corp., Behlman Electronics, Inc., Tulip Development Laboratory, Inc., Integrated Consulting Services, Inc. d/b/a Integrated Combat Systems and People’s United Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBIT INTERNATIONAL CORP.

Dated: November 12, 2012	By:	/s/ Mitchell Binder
Mitchell Binder
President and Chief Executive Officer